UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2010

MoSys, Inc.

(Exact name of registrant as specified in its charter)

000-32929

(Commission File Number)

Delaware	77-0291941
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

3301 Olcott Street

Santa Clara, California 95054

(Address of principal executive offices, with zip code)

(408) 418-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 10, 2010, MoSys, Inc. (the “Company”) executed a Rights Agreement with Wells Fargo Bank, N.A., as Rights Agent, in connection with the declaration by the Company’s Board of Directors of a dividend of one preferred stock purchase right (a “Right”) to be paid on November 10, 2010 (the “Record Date”) for each share of the Company’s common stock issued and outstanding at the close of business on the Record Date.  Each Right entitles the registered holder to purchase one one-thousandth of a share of Series AA Preferred Stock, $0.01 par value per share (a “Preferred Share”), of the Company at a price of $48.00 per one one-thousandth of a Preferred Share, subject to adjustment.  The Rights Agreement is intended to extend protections similar to those provided by the Company’s previous Rights Agreement which expired on October 11, 2010.

The terms of the Rights Agreement, the Rights and the Series AA Preferred Stock are summarized in the Summary of Rights to Purchase Preferred Shares which is attached as Exhibit 4.4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The description of the Rights Agreement and the Rights under this Item 1.01 is qualified in its entirety by reference to the full text of the Rights Agreement, which is attached as Exhibit 4.4 to this Current Report on Form 8-K and incorporated herein by reference.  The description of the Series AA Preferred Stock under this Item 1.01 is qualified in its entirety by reference to the full text of the Restated Certificate of Incorporation, which is attached as Exhibit 3.6 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.03  Material Modification to Rights of Security Holders.

The information provided under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 10, 2010, the Company filed a Certificate of Amendment of Certificate of Designations, Preferences and Rights of Series AA Preferred Shares (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware in order to conform the terms of the Company’s Series AA Preferred Stock to the provisions of the Rights Agreement.  Specifically, the Certificate of Amendment amended the Certificate of Designations, Preferences and Rights of Series AA Preferred Shares (the “Certificate of Designations”) previously filed by the Company in order to (1) decrease the amount of the preferential payment to holders of Series AA Preferred Stock upon a liquidation, dissolution or winding up of the Company pursuant to clause 1(a) of Section 6 of the Certificate of Designations from $110.00 to $48.00 per share of Series AA Preferred Stock, in accordance with the provisions of the Rights Agreement, and (2) add “per share” to clause 1(b) of Section 6 of the Certificate of Designations such that clause 1(b) reads as follows:  “(b) an amount per share equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock.”

On November 12, 2010, the Company filed a Restated Certificate of Incorporation with the Secretary of State of the State of Delaware in order to integrate into a single instrument all of the operative and effective provisions of the Company’s certificate of incorporation, as amended and supplemented through that date.

The foregoing descriptions of the Certificate of Amendment and the Restated Certificate are qualified in their entirety by reference to the full texts of the Certificate of Amendment and the Restated Certificate, which are attached as Exhibits 3.5 and 3.6, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.5	Certificate of Amendment of Certificate of Designations, Preferences and Rights of Series AA Preferred Shares.

3.6	Restated Certificate of Incorporation.

4.4	Rights Agreement, dated November 10, 2010, by and between the Company and Wells Fargo Bank, N.A., as Rights Agent.

4.4.1	Form of Right Certificate (Exhibit A to the Rights Agreement).

4.4.2	Summary of Rights to Purchase Preferred Shares (Exhibit B to the Rights Agreement).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSYS, INC.

Date: November 12, 2010	By:	/s/ James W. Sullivan
James W. Sullivan
Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.5	Certificate of Amendment of Certificate of Designations, Preferences and Rights of Series AA Preferred Shares.

3.6	Restated Certificate of Incorporation.

4.4	Rights Agreement, dated November 10, 2010, by and between the Company and Wells Fargo Bank, N.A., as Rights Agent.

4.4.1	Form of Right Certificate (Exhibit A to the Rights Agreement).

4.4.2	Summary of Rights to Purchase Preferred Shares (Exhibit B to the Rights Agreement).